Exhibit 23.1
LANVISION SYSTEMS, INC.

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of LanVision Systems, Inc. of our report dated March 7, 2003, with respect to the consolidated financial statements and schedule of LanVision Systems, Inc., included in the Annual Report on Form 10-K for the year ended January 31, 2003.

   Form            Registration No.                   Description
   ----            ----------------                   -----------
    S-8                333-28055            1996 Employee Stock Purchase Plan
    S-8                333-18625            1996 Employee Stock Option Plan
    S-8                333-20765            1996 Non-Employee Directors Stock
                                                Option Plan
    S-8                333-20763            George E. Castrucci Option Agreement



Cincinnati, Ohio                                /s/ Ernst & Young LLP
April 11, 2003